Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-206752) of Otonomy, Inc., and

(2)	Registration Statement (Form S-8 Nos. 333-202851 and 333-198116) pertaining to the 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan and Amended and Restated 2010 Equity Incentive Plan;

of our report dated March 7, 2016, with respect to the financial statements of Otonomy, Inc., included in this Annual Report (Form 10-K) of Otonomy, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young LLP

San Diego, California

March 7, 2016